The transactions described in this Form 4 were executed by IRSA Inversiones
y Representaciones S.A.

This statement is being filed jointly by Mr. Eduardo S. Elsztain  ("Elsztain"),
Consultores Assets Management S.A. ("CAM"),  Consultores Venture Capital Uruguay
S.A.  ("CVC  Uruguay"),  Agroinvestment  S.A.  ("Agroinvestment"),   Consultores
Venture  Cpital  Ltd.  ("CVC  Cayman"),   Ifis  Limited  ("Ifis"),   Inversiones
Financieras  del  Sur  S.A.   ("IFISA"),   Cresud  Sociedad  Anonima  Comercial,
Inmobiliaria,  Financiera y Agropecuaria ("Cresud"), Agrology S.A. ("Agrology"),
IRSA  Inversiones y  Representaciones  Sociedad  Anonima ("IRSA") and Tyrus S.A.
("Tyrus",  and together with  Elsztain,  CAM, CVC Uruguay,  Agroinvestment,  CVC
Cayman,  Ifis, IFISA,  Cresud,  Agrology,  IRSA, the "Reporting  Persons").  Mr.
Elsztain is a citizen of the Republic of Argentina  who serves as Chairman of the board of directors of each of the following companies, except for
Agrology  S.A.,  Inversora  Bolivar S.A. and Real Estate Investment Group LP:

(i)     IFIS,  a  limited   liability   company  organized  under  the  laws  of
Bermuda;
(ii)    IFISA,   a  stock   corporation   organized   under   the  laws  of  the
Republic of Uruguay;
(iii)   Cresud,   a  stock   corporation   organized   under  the  laws  of  the
Republic of Argentina;
(iv)    IRSA,   a  stock   corporation   organized   under   the   laws  of  the
Republic of Argentina;
(v)     Agrology,   a  stock  corporation   organized  under  the  laws  of  the
Republic of Argentina;
(vi)    CAM,  a  limited   liability   company   organized  under  the  laws  of
Argentina;
(vii)   CVC Cayman,  a limited  liability  company  organized  under the laws of
Cayman Island;
(viii)  CVC Uruguay, a limited liability company organized under the laws of the
Republic of Uruguay;
(ix)    Agroinvestment,  a stock  corporation  organized  under  the laws of the
Republic of Uruguay;
(x)     Inversora Bolivar S.A., a stock corporation  organized under the laws of the Argentina ("IBOSA");
(xi)    Tyrus, a stock  corporation  organized under the laws of the Republic of
Uruguay, who serves as general partner of Real Estate Investment Group L.P; and
(xii)   Real Estate Investment Group L.P., a limited partnership organized under the laws of Bermuda ("REIG").

Elsztain's  principal  offices are located at Bolivar  108,  1st floor,  Buenos
Aires,  Argentina;  IFIS' principal  offices are located at Mintflower Place 4th floor, 8 Par-La-Ville Road Hamilton HM 08 Bermuda; IFISA's principal offices are located  at Ruta 8,  17,500,  Edificio  @3,  local  003,  CP 91609,  Montevideo,
Republic of Uruguay;  Cresud's principal offices are located at Moreno 877, 23rd
Floor, (C1091AAQ) Ciudad Autonoma de Buenos Aires,  Argentina;  IRSA's principal offices are located at Moreno 877,  21st Floor,  (C1091AAQ)  Ciudad  Autonoma de
Buenos Aires, Argentina; Agrology's principal offices are located at Moreno 877,
21st floor  (C1091AAQ),  Buenos Aires,  Argentina;  CAM's principal  offices are located at Bolivar  108,  1st  floor,  Buenos  Aires,  Argentina;  CVC  Cayman's principal offices are located at Regatta Office Park, P.O. Box 31106, SMB, Grand
Cayman,  Cayman Islands;  CVC Uruguay's principal offices are located at Ruta 8,
17,500, Edificio @3, local 003, CP 91609 Montevideo, of the Republic of Uruguay;
Agroinvestment's  principal  offices  are  located  at Zabala  1422,  2nd floor,
Montevideo,  Republic  of  Uruguay;  IBOSA's  principal  offices  are located at
Bolivar 108, 1st floor,  Buenos Aires,  Argentina;  REIG  principal  offices are located at Clarendon House 2 Church Street,  Hamilton HM CX, Bermuda, and Tyrus'
principal offices are located at Colonia 810, Of. 403, CP 11000, Montevideo,
Republic of Uruguay.

The reported  securities may be deemed to be indirectly  beneficially  owned by the list of entities described on the previous paragraphs except for IRSA, IBOSA and REIG,  whose direct  beneficial  ownership are listed  below.  The Reporting
Persons disclaim  beneficial  ownership of the reported securities except to the extent of his or its pecuniary  interest  therein,  and this report shall not be deemed an admission that such Reporting Persons are the beneficial owners of the securities for purposes of Section 16 of the Securities Exchange Act of 1934, as
amended, or for any other purpose.

(i)     Elsztain  is the  Chairman  of the Board of  Directors  of IFIS,  IFISA,
Cresud, CAM, CVC Uruguay, CVC Cayman, Agroinvestment,  IRSA and Tyrus, except for
Agrology, a company 97% owned by Cresud, IBOSA, a company 100% owned by IRSA and
REIG,  a company in which Tyrus (a company  wholly owned by IRSA) is the General
Partner.
(ii)    Elsztain  is the  beneficial  owner of  31.84% of IFIS,  including:  (a)
16.46% owned  indirectly  through  Agroinvestment,  (b) 16.02% owned  indirectly through CVC Uruguay,  (c) 2.08% owned  indirectly  through CVC Cayman.  Elsztain owns 100% of  Agroinvestment  and 85.0% of  CAM  which owns 0.11% of IRSA's outstanding  stock  and 100% of CVC  Uruguay  which in turn  owns  0.00023  % of
Cresud's  shares on a fully diluted basis and 100% of CVC Cayman.  None of these companies  directly  own  Common  Shares of Hersha  Hospitality  Trust  ("HHT").
Elsztain also directly owns 0,0005 % of IRSA's outstanding stock and 0.00022% of
Cresud's shares on a fully diluted basis
(iii)   CVC Cayman serves as the Investment Manager of IFIS.
(iv)    IFIS is the direct owner of 100% of the common shares of IFISA.
(v)     IFISA  directly  owns  0.94% of IRSA's  outstanding  stock and 36.24% of
Cresud's  shares on a fully  diluted  basis.  IFISA does not  directly own HHT's
Common Shares.
(vi)    Cresud directly owns 50.23% of IRSA's common shares and 97 % of Agrology
SA. Cresud does not owns HHT's Common Shares.
(vii)   Agrology directly owns 6.89% of IRSA's outstanding stock.
(viii)  IRSA owns 100% of IBOSA's  capital  stock,  100% of Tyrus' capital stock and 375,763 Common Shares of HHT.
(ix)    IBOSA owns 190,700 Common Shares of HHT.
(x)     Tyrus serves as general Partner of REIG.
(xi)    REIG owns 5,700,000  Common Shares of HHT and has the option to purchase up to 5,700,000 Common Shares of HHT.